NUMBER		SHARES
ZQ		
		CUSIP 45663L 40 3

INFINITY ENERGY RESOURCES, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
75,000,000 AUTHORIZED SHARES $.0001 PAR VALUE

SEE REVERSE FOR CERTAIN DEFINITIONS

SPECIMEN

THIS CERTIFIES THAT

Is The Owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE $.0001 PAR VALUE PER SHARE COMMON STOCK OF

INFINITY ENERGY RESOURCES, INC.

transferable only on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

WITNESS, the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

SPECIMEN

3113

SECRETARY

INFINITY ENERGY RESOURCES, INC. CORPORATE SEAL DELAWARE

PRESIDENT & CEO

COUNTERSIGNED AND REGISTERED:
Computershare Trust Company, Inc.
P.O. Box 1596
Denver, Colorado 80201

By [redacted] Authorized Signature